Exhibit 10.1

                           STOCK REPURCHASE AGREEMENT

     This Stock Repurchase  Agreement (this "Agreement") is dated as of December
31,  2007  between  Steamboat   Industries  LLC  ("SIL")  and  Standard  Parking
Corporation, a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

     A. SIL and its affiliates (collectively, "Seller") have control over certain shares of common stock, par value $0.001 per share, of the Company (the "Common Stock").

     B. The Board of Directors of the Company (the "Board") has authorized the repurchase of shares of its Common Stock for a value not to exceed $25.0 million (the "Repurchase").

     C. The Repurchase authorized by the Board will be comprised of (i) open market repurchases of Common Stock authorized by the Company from time to time ("Open Market Purchases"), and (ii) repurchases of Common Stock from Seller from time to time as determined by Seller, at the same price paid by the Company in each corresponding Open Market Purchase (the "SIL Repurchases").

     D. Seller desires to sell and the Company desires to purchase shares of common stock of the Company (the "Shares") in accordance with the terms and conditions of this Agreement.


                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement and other good and valuable consideration, the parties agree as follows:

     1. Purchase of Shares. From the date of this Agreement through the earliest to occur of, (a) the date upon which the Board shall terminate the Repurchase or, (b) the Company consummates the repurchase of shares having a value not to exceed $25 million (the "Term"), Seller hereby agrees to sell Shares to the Company from time to time as determined by Seller, and the Company hereby agrees to purchase Shares from time to time as so determined by Seller, at the same price paid by the Company in each corresponding Open Market Purchase, as set forth in Schedule A attached hereto. Each SIL Repurchase shall take place on a date (a "Closing Date") determined in accordance with Schedule A. On each Closing Date, the Company shall pay the purchase price for the Shares to Seller in immediately available funds by check or by wire transfer to an account designated by Seller, and Seller shall deliver stock certificates representing the Shares together with an executed assignment separate from the certificates transferring the Shares to the Company or otherwise properly endorsed for transfer. The Company's officers shall thereafter cause the Shares to be cancelled or held by the Company as treasury stock.

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

     2. Specific Approval. The Company shall obtain the approval in advance (the "Specific Approval") of the Audit Committee (which may be by facsimile or electronic mail) of each specific repurchase transaction in accordance with Rule 16b-3(e) under the Securities Exchange Act of 1934, as amended, if so requested by John V. Holten, directly or directly through any of Seller, the JVH Descendants' 2001 Trust, the JVH Descendants' 2004 Trust, the JVH Descendants' 2007 Trust, Vinland Industries LLC ("VIL") or any other trust, company or other entity for which John V. Holten serves as trustee, manager or officer, as the case may be, and which may be a direct or indirect beneficial owner of shares of the Company.

     The Company shall notify the Audit Committee (which may be by facsimile or electronic mail) of the date of such repurchase transaction, number of shares, price per share and total consideration. The Closing Date for such repurchase transaction shall not occur until the Specific Approval has been obtained. The Specific Approval shall apply also with respect to John V. Holten, the JVH Descendants' 2001 Trust, the JVH Descendants' 2004 Trust, the JVH Descendants' 2007 Trust, VIL and any other trust, company or other entity for which John V. Holten serves as trustee, manager or officer, as the case may be, and which may own an interest in Seller or may otherwise be a direct or indirect beneficial owner of the shares of the Company under Section 16 of the Securities Exchange Act of 1934, as amended.

     3. Representations and Warranties of Seller. Seller represents and warrants to the Company that:

     (a) Seller is the owner of the Shares to be sold hereunder, free and clear of any liens, encumbrances, security agreements, options, claims, charges or restrictions except as set forth in that certain Registration Rights Agreement between the Company and SIL dated as of June 2, 2004.

     (b) Following each Closing Date under this Agreement, Seller and its affiliates shall maintain voting control over a majority of the Common Stock.

     (c) Seller has full power and capacity to execute, deliver and perform under this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of Seller in accordance with its terms. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Seller, enforceable in accordance with its terms.

     (d) Seller has entered into this Agreement based on its own investigation and analysis and that of its advisors, including legal counsel.

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

     (e) Seller has had an opportunity to review the federal, state and local tax consequences of the sale of the Shares to the Company and the transactions contemplated by this Agreement with its own tax advisors. Seller is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Seller understands that it (and not the Company) shall be responsible for its own tax liability, if any that may arise as a result of the transactions contemplated by this Agreement.

     4. Arm's Length Transaction. Each party has conducted its own investigation and analysis and freely and independently bargained for this Agreement at arm's length without reliance on any other party and each party is receiving reasonably equivalent value and fair consideration.

     5. Miscellaneous.

          5.1. Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in City of Chicago, State of Illinois, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

          5.2. Entire Agreement; Amendment; Waiver. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any prior understandings and agreements between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. No failure on the part of a party to exercise and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other rights, remedy, power or privilege.

          5.3. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          5.4. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

          5.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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


          IN  WITNESS   WHEREOF,   the  undersigned  have  executed  this  Stock
Repurchase Agreement as of the date first referred above.

STANDARD PARKING CORPORATION                        STEAMBOAT INDUSTRIES LLC


By: /s/ James A. Wilhelm                            By: /s/ John V. Holten
   -------------------------------------                ------------------------
   James A. Wilhelm                                     John V. Holten
   President and Chief Executive Officer                Manager


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